                                                                    EXHIBIT 23.2


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Option Plan of our report dated February 4, 2000, with respect to the financial statements and schedule of WatchGuard Technologies, Inc. included in its annual report (Form 10-K/A) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


                                                        ERNST & YOUNG LLP
Seattle, Washington
August 10,  2000